Exhibit 99.1

Evofem Announces Voting Results from Special Meeting of Stockholders

— Evofem Shareholders Did Not Approve the Merger with Aditxt —

— Evofem Pivots to Target National Listing for Stock, Growth Capital to Catalyze Net Sales —

SAN DIEGO, CA, October 20, 2025 — Evofem Biosciences, Inc. (OTCID: EVFM)(“Evofem” or the “Company”), today announced that at a Special Meeting of Stockholders held this morning, its stockholders did not approve the proposal to adopt the Amended and Restated Merger Agreement dated July 12, 2024, as subsequently amended (the “Merger Agreement”), between the Company, Aditxt, Inc. (NASDAQ: ADTX), and Adifem, Inc., a wholly owned subsidiary of Aditxt, under which Aditxt intended to acquire Evofem. As a result, Evofem has exercised its rights to terminate the Merger Agreement.

“With the outcome of this meeting, we are pivoting to focus our efforts on regaining a national listing for Evofem’s stock and securing capital to catalyze our growth trajectory and better position us to deliver sustainable positive EBITDA in 2027,” said Saundra Pelletier, CEO of Evofem Biosciences. “We are grateful to Aditxt for its support of Evofem and our mission through its meaningful investments, and we look forward to a fruitful collaboration to commercialize the Mitomic™ diagnostic tests for women’s health conditions, including endometriosis and ovarian cancer, under our September 2024 agreement.”

Evofem is taking steps to execute its long-term growth strategy with emphasis on delivering value for investors and the women and healthcare providers who rely on its products for their sexual health needs.

The Company commercializes two FDA-approved sexual health products: PHEXXI® (lactic acid, citric acid, and potassium bitartrate) vaginal gel for hormone-free, on-demand contraception, and SOLOSEC® (secnidazole) 2 g oral granules, a single dose oral 5-nitroimidazole drug indicated for the treatment of bacterial vaginosis (BV) in females 12 years of age and older, and trichomoniasis, a common sexually transmitted infection (STI), in people 12 years of age and older. 2024 was its fourth consecutive year of net sales growth.

About Evofem Biosciences

Evofem Biosciences, Inc. is commercializing innovative products to address unmet needs in women’s sexual and reproductive health. The Company generates revenue from the sale of two FDA-approved products:

●	PHEXXI® (lactic acid, citric acid, and potassium bitartrate) is the first and only hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Visit phexxi.com to learn more and for important safety information.

●	SOLOSEC® (secnidazole) 2 g oral granules is an FDA-approved oral antibiotic for the treatment of two sexual health diseases: bacterial vaginosis (BV), a common vaginal infection, in females 12 years of age and older, and trichomoniasis, a common sexually transmitted infection (STI), in people 12 years of age and older. SOLOSEC provides a complete course of therapy in just one dose. Visit solosec.com to learn more and for important safety information.

PHEXXI® and SOLOSEC® are registered trademarks of Evofem Biosciences, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include those related to Evofem’s strategic plans, including regaining a national listing for its stock, securing capital to catalyze its growth trajectory, and the anticipated achievement of sustainable positive EBITDA and timing thereof as well as the anticipated regulatory clearance of the Mitomic diagnostic tests and expected collaboration with Aditxt to commercialize them. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements include, without limitation: the potential impacts on the Company’s business, results of operations, and financial condition as a result of the termination of the Merger Agreement and Merger or any challenges to such termination; litigation that may arise from or in connection with the now-terminated Merger Agreement, if any; the risk that any announcements relating to the terminated Merger could have adverse effects on the market price of the Company’s common shares; the Company’s ability to repay its senior debt holders; the Company’s ability to pay the significant costs, expenses, and fees for professional services and other costs in connection with the terminated Merger; the risk that the terminated Merger could have an adverse effect on the ability of the Company to retain and maintain relationships with customers, suppliers, and other business partners; the Company’s success in regaining a national listing for its stock; its success in securing sufficient capital to catalyze its growth trajectory; the Company’s anticipated sales growth; its ability to attract and retain sales representatives and other personnel; the ability of the commercial organization to deliver the anticipated results; and other factors that are disclosed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 24, 2025, amended on March 28, 2025, and any subsequent Form 10-Q filings. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Contact

Amy Raskopf

Chief Business Development Officer

Evofem Biosciences, Inc.

araskopf@evofem.com

(917) 673-5775

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